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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2013

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2013, the Board of Directors of UMH Properties, Inc. (the “Company”) approved an amendment and restatement (collectively, the “Amendment”) to the Company’s bylaws, effective as of the same date.  The Amendment modified certain provisions of Article II and Article III as follows:

Article II Section 1. (Annual Meeting) – amended the provision pertaining to annual meetings to provide that the annual meeting may be held at a convenient location and on proper notice, on a date and time set by the Board of Directors.

Article III Section 11. (Compensation of Directors) – added the following provision:

“No person shall qualify for service as a director of the Corporation if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation.   A director or a candidate for directorship of the Corporation shall only be permitted to receive board approved fees for service on the Board of Directors or any of its committees, and/or any indemnification payments approved by the Corporation.”

The foregoing description of the Company’s Amended and Restated Bylaws is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1, and which Amended and Restated Bylaws are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1

Amended and Restated Bylaws of UMH Properties, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  June 27, 2013

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

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